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                                                                    EXHIBIT 99.1


                    LASERCARD CORPORATION REPORTS RESULTS FOR
               FISCAL FOURTH QUARTER AND YEAR ENDED MARCH 31, 2005


MOUNTAIN VIEW, CALIF. - MAY 26, 2005 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of ID credentials used in biometric identification, today announced the financial results for its fiscal 2005 fourth quarter and year ended March 31, 2005.

Revenues for the fourth quarter of fiscal 2005 were $5.8 million, compared with $6.3 million in the prior quarter and $6.3 million in the same quarter a year ago. The net loss for the fourth quarter of fiscal 2005 was $3.0 million, or $0.26 per share, compared with a net loss of $2.8 million or $0.25 per share in the prior quarter, and a net loss of $363,000, or $0.03 per share, a year ago.

For the fiscal year ended March 31, 2005, LaserCard reported revenues of $28.5 million, an $11.6 million increase from prior fiscal year revenues of $17.0 million. The revenue increase is attributed mainly to the acquisition of Challenge Card Design Plastikkarten GmbH and cards & more GmbH on March 31, 2004, which accounted for approximately $10 million of fiscal 2005 revenues. The net loss for fiscal year 2005 was $8.9 million, or $0.78 per share, including a net loss of approximately $450,000 from the German operations. The net loss for the fiscal year ended March 31, 2004 was $12.4 million, or $1.15 per share. The pre-tax loss for fiscal 2005 was $8.8 million compared with a pre-tax loss of $5.3 million for fiscal 2004.

Fiscal 2005 revenues from LaserCard(R) optical memory cards were primarily from sales of Laser Visa Border Crossing Cards and Green Cards for the U.S. government, Permanent Resident Cards for the Canadian government, and Carta d'Identita Elettronica (CIE) cards for the Italian government's development of an electronic national ID card program.

Revenue from optical memory cards totaled $17.4 million for fiscal 2005 versus $13.4 million for fiscal 2004. Revenue from read/write drives, drive accessories and maintenance totaled $0.9 million for fiscal 2005 versus $3.4 million for fiscal 2004.

As of March 31, 2005, the Company has received $15 million from Global Investments Group a second-source optical memory card manufacturing licensee of Lasercard Corporation. This has been recorded as long-term liabilities on the balance sheet, including $13 million in advance payments and $2 million in deferred revenue.

CASH AND INVESTMENTS
LaserCard Corporation's cash, cash equivalents, short-term investments and long-term investments (the long-term investments have original maturities ranging from 1 to 2.5 years) were $16.4 million at March 31, 2005, compared with $20.9 million at March 31, 2004.

FY2005 HIGHLIGHTS
     o Italian government successfully concluded experimental phase of national ID CIE program using LaserCard optical memory cards and has mandated the use of this card beginning January 2006;
     o Continued to supply optical memory cards and drives for key U.S. government ID programs;


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     o    Launch of Optical/Smart(TM) secure vehicle registration program in the state of Delhi, India, where electronic vehicle registration is now mandatory, and continued the Optical/Smart secure vehicle registration program underway in the state of Gujurat;
     o Continued to supply optical memory cards under Phase I of national ID program in Middle Eastern country;
     o Licensed Global Investments Group as second source manufacturer of optical memory cards based in Slovenia to target Eastern European market. Agreement calls for $41 million in payments to LaserCard, $15 million of which has been received, and for royalties to LaserCard on certain future card sales;
     o First government optical memory program launched in Latin America. New LaserCard customer to use optical memory cards in permanent resident application, requiring an estimated 100,000 to 200,000 cards per year;
     o Successfully integrated two German card companies that were acquired March 31, 2004. Enhances opportunities in the commercial market, provides European base for selling optical cards and provides RFID and contactless technology to broaden product offering;
     o Changed name to LaserCard Corporation to align with recognized corporate brand and restructured corporate entities to improve efficiencies;
     o    Added two new independent directors to the board.

POST-QUARTER HIGHLIGHTS
     o Italy enacted law to replace paper ID documents with electronic documents starting January 2006. LaserCard's optical memory stripe is contained in CIE national ID cards and new PSE foreign worker cards;
     o Follow-on orders for $7.3 million of LaserCards for use as Laser Visa Border Crossing Cards and Green Cards for the U.S. government;
     o Follow-on order for $1.8 million of LaserCards for use as Permanent Resident Cards by the Canadian government.

"The order gap from the Italian national CIE ID program, which has been moving from the experimental to the full implementation phase, significantly impacted our performance for the year. However, we believe that Italy and our other key programs are in good health and our business prospects in both the government and commercial markets have strengthened over the past year," said Richard Haddock, CEO of LaserCard Corporation. "FY2006 is off to a strong start. Including orders received since April 1, we have optical memory card bookings for shipment this year totaling nearly $10 million.

"Our main focus for FY2006 remains the implementation of the Italian program. We are working closely with the government as well as key systems integrators to successfully implement the program. We also anticipate participating in Italy's new PSE card program for foreign workers, which we expect to ramp this year," said Haddock.

"In the Middle East, we are in active negotiations on the extension of the Phase I contract with a new prime contractor," continued Haddock. "In coordination with our resellers, we have proposed a new personalization package under which we expect to sell, for the first time, a completely personalized optical/smart card.

"We are engaged in marketing, sales and proposal activities for a variety of optical and non- optical applications worldwide," continued Haddock. "Additionally, with global security


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concerns on the rise, we are aggressively pursuing targeted commercial opportunities in order to more fully exploit the potential of our optical memory technology. Our German operations have developed an improved market opportunity for RFID student cards, which in the past year have expanded to about 100 German universities and opens new potentials."

EARNINGS RESULTS CONFERENCE CALL
LaserCard will hold a conference call to discuss the company's fiscal 2005 fourth quarter and year end results today, May 26, 2005, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 210-234-0002 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 402-998-0567. You will need to reference the passcode: LaserCard and the conference leader:
Richard Haddock. To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com. The Internet Webcast will be archived for one year.

ABOUT LASERCARD CORPORATION
LaserCard Corporation (WWW.LASERCARD.COM) manufactures and markets LaserCard(R) optical memory cards, chip-ready Optical/Smart(TM) cards and other advanced-technology secure identification cards. The Company has sold over 28 million secure ID cards to meet the demanding requirements for border security, digital governance, and national identification in countries around the world, including the United States, Canada, Italy and India. In addition, the Company manufactures optical card read/write drives and develops optical card system software, card-related data systems and peripherals. The Company, headquartered in Mountain View, Calif., operates two wholly owned German subsidiaries:
Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards; and cards & more GmbH, which markets cards, system solutions, and card personalization printers.




Forward Looking Statement Disclaimer

All statements contained in this news release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include that our business prospects have strengthened for this year, our anticipation of participating in Italy's PSE card program which we expect will ramp up this year, that we will conclude negotiations for the program with the Middle East country in which we will sell a completely personalized hybrid/smart card, estimates of annual card shipments in our Latin American country program, and our expected shipments under various booked orders and our future payment receipts from Global Investments Group. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, political issues delaying temporarily or permanently the Italian government's decision to move the CIE and PSE programs into the implementation phase, the Italian government deciding for technical or financial reasons not to proceed with the CIE or PSE programs or to switch from using our LaserCard optical cards, negotiations with the new prime contractor for our Middle Eastern country program not being concluded as anticipated,, card order shipments being delayed or canceled or our having operational difficulties fulfilling them as well as other risk factors detailed in the Company's Form 8-K, 10-K, 10-Q, and other filings with the Securities and Exchange Commission. Moreover there is no assurance that the CIE or PSE programs in Italy, the secure vehicle program in India, the national ID program in the Middle Eastern country, the permanent resident application in the Latin American country, the RFID student card program, or the second source production by Global Investments Group will be successful or result in material revenues for the Company. Due to these and other risks, the Company's future actual results could differ materially from those discussed above. These forward-looking statements speak only as of the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.


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                                             LASERCARD CORPORATION AND SUBSIDIARIES
                                   SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                            (In thousands, except per share amounts)


                                                            Three Months Ended                          Fiscal Year Ended
                                                        03/31/05           03/31/04                03/31/05           03/31/04
                                                      ----------         ----------              ----------         ----------
Revenues                                               $   5,779          $   6,342               $  28,544          $  16,963

Cost of product sales                                      4,952              4,170                  22,637             13,157
                                                      ----------         ----------              ----------         ----------

Gross profit                                                 827              2,172                   5,907              3,806
                                                      ----------         ----------              ----------         ----------

Selling, general, and administrative expenses              2,985              1,729                  11,891              6,700

Research and engineering expenses                            789                679                   3,018              2,620
                                                      ----------         ----------              ----------         ----------

Operating loss                                            (2,947)              (236)                 (9,002)            (5,514)

Other income (expense), net                                   91               (124)                    240                176
                                                      ----------         ----------              ----------         ----------

Loss before income taxes                                  (2,856)              (360)                 (8,762)            (5,338)

Income taxes                                                 139                  3                     139              7,089
                                                      ----------         ----------              ----------         ----------

Net loss                                                  (2,995)              (363)                 (8,901)           (12,427)
                                                      ----------         ----------              ----------         ----------

Net loss per share:
             Basic and diluted                         $   (0.26)         $   (0.03)              $   (0.78)         $   (1.15)
                                                      ==========         ==========              ==========         ==========

Weighted-average shares used in
computing basic and diluted, net loss per share:          11,340             11,381                  11,362             10,761


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                                         LASERCARD CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                            March 31, 2005 and March 31, 2004
                                   (In thousands, except share and per share amounts)


                                                                                          2005                2004
                                                                                     --------------      --------------
                                                         ASSETS
Current assets:
       Cash and cash equivalents                                                      $      9,115        $     11,688
       Short-term investments                                                                1,000                 981
       Accounts receivable, net of allowances of $56 at March 31, 2005
             and $296 at March 31, 2004                                                      1,934               2,550
       Inventories                                                                           7,909               6,799
       Prepaid and other current assets                                                      1,352               1,276
                                                                                     --------------      --------------
             Total current assets                                                           21,310              23,294
                                                                                     --------------      --------------

Property and equipment, at cost                                                             30,037              27,609
       Less--accumulated depreciation and amortization                                     (17,505)            (16,079)
                                                                                     --------------      --------------
             Property and equipment, net                                                    12,532              11,530

Long-term investments                                                                        6,300               8,246
Equipment held for resale                                                                    4,061               2,419
Patents and other intangibles, net                                                             923                 978
Goodwill                                                                                     3,321               3,321
Notes receivable                                                                               220                  --
Other non-current assets                                                                       101                  47
                                                                                     --------------      --------------
                  Total assets                                                        $     48,768        $     49,835
                                                                                     ==============      ==============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                                               $      2,105        $      4,249
       Accrued liabilities                                                                   2,638               2,035
       Deferred tax liability                                                                  641                 608
       Advance payments from customers                                                       1,167               3,102
       Deferred revenue                                                                        539                 111
       Bank borrowings and current portion of long-term debt                                    --               1,166
                                                                                     --------------      --------------
Total current liabilities                                                                    7,090              11,271
                                                                                     --------------      --------------

Advance payments from customers                                                             13,000                 500
Deferred revenue                                                                             2,000                  --
Long-term debt, net of current portion                                                          --               2,378
                                                                                     --------------      --------------
                  Total liabilities                                                   $     22,090        $     14,149
                                                                                     --------------      --------------

Commitments and contingencies

Stockholders' equity:
       Preferred stock, $.01 par value:
             Authorized--2,000,000 shares
             Issued--none                                                                       --                  --
       Common stock, $.01 par value:
             Authorized--30,000,000 shares
             Issued and outstanding-- 11,345,164 shares
             at March 31, 2005 and 11,399,764 shares at March 31, 2004                         114                 114
       Additional paid-in capital                                                           54,155              53,816
       Accumulated deficit                                                                 (27,145)            (18,244)
       Accumulated other comprehensive income                                                  209                  --
       Treasury stock                                                                         (655)                 --
                                                                                     --------------      --------------
                                                                                            26,678              35,686
                                                                                     --------------      --------------

                        Total liabilities and stockholders' equity                    $     48,768        $     49,835
                                                                                     ==============      ==============


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